Capital Loan Contract

China Construction Bank Inner Mongolia Branch

Digest of loan contract

Contract No. 123010005 ZCC[2005]
Loan type: current capital loan in industrial enterprise
Borrower: Inner Mongolia Tehong Coal Group Co., Ltd
Address: Zhunger County P.C.: 010300
Artificial person: Ding Wenxiang
Fax No. 3970582 Tel No. 3970582

Lender: China Construction Bank Zhunger Branch Address: Zhunger county P.C.: 010300 Principal: Guo Zhirong Fax No. 4212224 Tel. No. 4226922

Borrower: Inner Mongolia Tehong Coal Group Co., Ltd Lender: China Construction Bank Stock Co., Ltd Zhunger Branch

Borrower applies for loan from lender, and lender agrees to loan. By negotiation, both sides signs this contract according to relevant law, rule and regulation, and executes this contract together.

Article 1. Loan amount Total loan amount is RMB 10 million yuan.

Article 2. Usage of loan is as capital revolving.

Article 3. Loan period stipulated in this contract is one year from Oct.13, 2005 to Oct.12, 2006.

If starting time of loan period is not in agreement with date in deposit voucher for loan, should be regarded the date in deposit voucher for first loan as starting time. The deposit voucher for loan is important component of this contract, it has same enforcement with this contract.

Article 4. Interest rate of Loan, interest rate of penalty, interest rate calculation and payment for interest.

A.	Interest rate of loan: the fixed rate is 6.045ñ per month. During loan period, this rate is fixed.

B.	Interest rate of penalty: if borrower does not use this loan according to stipulation in this contract, this rate is calculated according to fixed rate of 12.09ñ per month.

C.	If this loan is overdue, interest rate of penalty is calculated as fixed rate of 9.0675ñ per month.

D.	The value date in this article is the time when first loan is transferred to borrowerfs account.

E.	Loan interest is calculated when loan is transferred to borrowerfs account. Interest in this contract is calculated in terms of day, interest rate per day equals to of per month divides 30, also equals to interest rate per year divides 360. If borrower can not pay interest on schedule, it will be collected compound interest.

F.	Interest payment:

a.	The interest is calculated and paid according to stipulated interest rate in loan with fixed interest rate.

b.	The loan interest is paid in term of month in this contract, interest paying date is No. 20 day every month.

Article 5. Guarantee method for loan is guarantee.